As filed with the Securities and Exchange Commission on November 26, 2002
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

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                            ARTISAN COMPONENTS, INC.
             (Exact name of Registrant as specified in its charter)

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                Delaware                                      77-0278185
     (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                     Identification Number)

                                141 Caspian Court
                        Sunnyvale, California 94089-1013
                                 (408) 734-5600
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             1993 STOCK OPTION PLAN
                        1997 EMPLOYEE STOCK PURCHASE PLAN
                       2000 SUPPLEMENTAL STOCK OPTION PLAN
                            (Full title of the plan)

                                   ----------

                                MARK R. TEMPLETON
                      President and Chief Executive Officer
                            Artisan Components, Inc.
                                141 Caspian Court
                        Sunnyvale, California 94089-1013
                                 (408) 734-5600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

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                                    Copy to:
                              ROBERT P. LATTA, ESQ.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94304
                                 (650) 493-9300

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                         CALCULATION OF REGISTRATION FEE

=======================================================================================================
                                                         Proposed         Proposed
                                                          Maximum         Maximum
                                           Amount        Offering         Aggregate         Amount of
          Title of Securities              to be           Price          Offering         Registration
            to be Registered             Registered      Per Share        Price (1)            Fee
-------------------------------------------------------------------------------------------------------
1993 Stock Option Plan, Common Stock,
$.001 par value (2)(3)................     845,790        $17.51        $14,809,782.90      $  1,362.50
-------------------------------------------------------------------------------------------------------
1997 Employee Stock Purchase Plan,
Common Stock, $.001 par value (2)(3)..     170,000        $17.51         $2,976,700.00      $    273.86
-------------------------------------------------------------------------------------------------------
2000 Supplemental Stock Option Plan,
Common Stock, $.001 par value (2)(3)       207,672        $17.51        $ 3,636,336.72      $    334.54
-------------------------------------------------------------------------------------------------------
                                                       Aggregate Registration Fee           $  1,970.90
=======================================================================================================

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on November 22, 2002.

(2) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the 1993 Stock Option Plan and 1997 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

(3) Includes Preferred Stock Purchase Rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock.

================================================================================

             PART II: INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3 Incorporation of Documents by Reference.

      Artisan Components, Inc., which is referred to herein as the "Registrant," incorporates by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2001, filed December 11, 2001 pursuant to
            Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

      (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2001, March 31, 2002 and June 30, 2002, filed February 14, 2002, May 15, 2002 and August 14, 2002, respectively, pursuant to Section 13 of the 1934 Act;

      (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-1 (Reg. No. 333-41219) declared effective by the Commission on February 2, 1998;

      (d) The Registrant's Definitive Proxy Statement on Schedule 14A filed January 9, 2002;

      (e) The description of the Registrant's Preferred Stock Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed December 27, 2001 pursuant to Section 12(g) of the 1934 Act;

      (f) The description of the Registrant's Preferred Stock Purchase Rights contained in the Registrant's Current Report on Form 8-K filed December 14, 2001 pursuant to Section 13 of the 1934 Act; and

      (g) The Registrant's Current Report on Form 8-K filed October 21, 2002 pursuant to Section 13 of the 1934 Act.

      All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

      Not Applicable.

Item 5. Interests of Named Experts and Counsel.

      Not Applicable.

Item 6. Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents and in agreements between the corporation and its directors and officers provisions expanding the


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


scope of indemnification beyond that specifically provided by the current law.
Section 145 also provides that a corporation has the power to maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145.

      Article VI, Section 6.1 of the Registrant's Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent not prohibited by the Delaware General Corporation Law. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or executive officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant (or was serving at the Registrant's request as a director or officer of another corporation) shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Registrant as authorized by the relevant section of the Delaware General Corporation Law.

      The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be personally liable for monetary damages for breach of the directors' fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omission not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Section 174 of the Delaware General Corporation Law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

      The Registrant has entered into indemnification agreements with its directors and executive officers. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. Under such additional indemnification provisions, however, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to the Registrant (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses), for settlements we have not approved or for settlements and expenses if the settlement is not approved by the court. The indemnification agreements provide that the Registrant will advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. In order to receive an advance of expenses, the individual must submit to the Registrant copies of invoices presented to him or her for such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification.

      The Registrant intends to enter into additional indemnification agreements with each of its directors and executive officers and to purchase directors' and officers' liability insurance.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      At present, there is no pending litigation or proceeding involving any of the Registrant's directors, officers, employees, or other agents in which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in a claim for indemnification by any of its directors, officers, employees or other agents.

Item 7. Exemption from Registration Claimed.

      Not Applicable.

Item 8. Exhibits.

Exhibit Number                       Documents
--------------  ----------------------------------------------------------------

    5.1         Opinion of Wilson Sonsini Goodrich & Rosati, a Professional
                Corporation.

   10.1         1993 Stock Option Plan, as amended.

   10.1.1*      Form of Stock Option Agreement under the 1993 Stock Option Plan.

   10.2* 1997 Employee Stock Purchase Plan and form of agreement thereunder.

   10.4         2000 Supplemental Stock Option Plan, as amended.

   23.1         Consent of PricewaterhouseCoopers LLP, Independent Accountants.

   23.2         Consent of Counsel (contained in Exhibit 5.1).

   24.1         Power of Attorney (see page II-5).

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*     Incorporated by reference to the Exhibits filed with the Company's
      Registration Statement on Form S-1 (Registration No. 333-41219) as declared effective by the Commission on February 2, 1998.

Item 9. Undertakings.

      (a) Rule 415 offering: The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d)


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


of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant, Artisan Components, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 26th day of November 2002.

                                       ARTISAN COMPONENTS, INC.

                                       By: /s/ Mark R. Templeton
                                           -------------------------------------
                                           Mark R. Templeton
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Mark R. Templeton and Joy Leo his/her attorneys-in-fact, each with the power of substitution, for him/her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his/her substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                                 Title                                  Date
          ---------                                 -----                                  ----

 /s/ Mark R. Templeton             President, Chief Executive Officer and Director     November 26, 2002
------------------------------     (Principal Executive Officer)
     (Mark R. Templeton)


 /s/ Joy E. Leo                    Vice President, Finance and Administration,         November 26, 2002
------------------------------     Chief Financial Officer (Principal Financial
     (Joy E. Leo)                  and Accounting Officer) and Secretary


 /s/ Lucio L. Lanza                Chairman of the Board                               November 26, 2002
------------------------------
     (Lucio L. Lanza)


 /s/ Scott T. Becker               Chief Technology Officer and Director               November 26, 2002
------------------------------
     (Scott T. Becker)


 /s/ Leon Malmed                   Director                                            November 26, 2002
------------------------------
     (Leon Malmed)

 /s/ Morio Kurosaki                Director                                            November 26, 2002
------------------------------
     (Morio Kurosaki)

                                INDEX TO EXHIBITS

Exhibit Number                     Documents
--------------  ----------------------------------------------------------------

    5.1         Opinion of Wilson Sonsini Goodrich & Rosati, a Professional
                Corporation.

   10.1         1993 Stock Option Plan, as amended.

   10.1.1*      Form of Stock Option Agreement under the 1993 Stock Option Plan.

   10.2* 1997 Employee Stock Purchase Plan and form of agreement thereunder.

   10.4         2000 Supplemental Stock Option Plan, as amended.

   23.1         Consent of PricewaterhouseCoopers LLP, Independent Accountants.

   23.2         Consent of Counsel (contained in Exhibit 5.1).

   24.1         Power of Attorney (see page II-5).

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*     Incorporated by reference to the Exhibits filed with the Company's
      Registration Statement on Form S-1 (Registration No. 333-41219) as declared effective by the Commission on February 2, 1998.


                                      II-6